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                                                                    EXHIBIT 23.3

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated April 9, 1996, April 10, 1996, and May 13, 1996, that were utilized in aggregate as a basis for United Meridian Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.

                                          NETHERLAND, SEWELL & ASSOCIATES, INC.

                                          By:  /s/ DANNY D. SIMMONS
                                             Danny D. Simmons
                                             Senior Vice President

Houston, Texas
September 26, 1996